UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
WHITEHALL JEWELLERS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-15615
(State or Other Jurisdiction	(Commission File	36-1433610
of Incorporation)	Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 500, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 312-782-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) On November 30, 2005, Whitehall Jewellers, Inc. (the “Company”) received a letter, dated November 29, 2005, from Steven J. Pully announcing Mr. Pully’s resignation from the Company’s Board of Directors, effective November 29, 2005. A copy of the letter from Mr. Pully is attached hereto as Exhibit 17.1.
     In his letter, Mr. Pully states that he is resigning from the Board of Directors based upon, among other things, his assertion that the Board of Directors has not acted in the best interests of the Company or its stockholders. These assertions generally relate to the Company’s decision to enter into various financing transactions (the “Financing”) with Prentice Capital Management, L.P. (“Prentice”) and Holtzman Opportunity Fund, L.P. and the related process.
     Mr. Pully is the President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P., and a stockholder of the Company (“Newcastle”). Newcastle has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement to solicit against the proposals the Company intends to present at an upcoming special meeting of stockholders to be held in connection with the Financing. In addition, on December 5, 2005, Newcastle commenced a tender offer for all the outstanding shares of capital stock of the Company.
     The Board of Directors strongly disagrees with Mr. Pully’s allegations and characterizations. Among other things, the Board of Directors believes that it has acted, and is continuing to act, in the best interests of the Company and its constituents. The Board of Directors structured its process to deal with the inherent conflict of interest involved in Mr. Pully’s role as the non-executive Chairman of the Board at a time when Newcastle was making financing proposals to the Company. Mr. Pully also alleges in his letter that the Special Committee process with respect to the Financing was undermined by a conflict of interest of the Chairman of the Special Committee of the Board of Directors, Mr. Daniel H. Levy. The Company notes that Mr. Levy disclosed the alleged conflict to the Board of Directors and the Special Committee (i.e., the fact that he might be asked to serve as interim Chief Executive Officer of the Company) the day after it arose. The Company also notes that Mr. Levy served as the Company’s interim Chief Executive Officer from October 11, 2005, to November 8, 2005, without compensation. The Company is continuing to review Mr. Pully’s letter and it may address other matters of disagreement with that letter in the Company’s proxy statement with respect to the above-referenced special meeting or its SEC filing relating to Newcastle’s tender offer.
     At the time of his resignation, Mr. Pully served on the Compensation Committee of the Board of Directors.
ADDITIONAL INFORMATION
     In connection with the Company’s solicitation of proxies with respect to the meeting of stockholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, the Company will file with the SEC and will furnish to stockholders of the Company, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders, because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Investor Relations, Telephone: 312-732-6800 or from the Company’s website, www.whitehalljewellers.com.
CERTAIN INFORMATION REGARDING PERSONS WHO
MAY BE DEEMED TO BE “PARTICIPANTS”

     The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the actions described above. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company common stock as of June 1, 2005 is also set forth the Schedule 14A filed by the Company on June 8, 2005.
Item 8.01    Other Events.
     The information contained in Item 5.02 may be considered soliciting material made pursuant to and in accordance with Rule 14a-12 of the Exchange Act. See Item 5.02.
Item 9.01    Exhibits.
(d)   Exhibits

Exhibit No.	Exhibit Description

17.1	Letter, dated November 29, 2005, from Steven J. Pully to the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELLERS, INC. (Registrant)
By:	/s/ John R. Desjardins
John R. Desjardins
Executive Vice President and Chief Financial Officer

Date: December 6, 2005

Exhibit Index

Exhibit No.	Exhibit Description

17.1	Letter, dated November 29, 2005, from Steven J. Pully to the Company